UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 23, 2002

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Item 5. OTHER EVENTS

On July 23, 2002 YUM! Brands, Inc. issued a press release with respect to earnings for the second quarter ended June 15, 2002. A copy of such press release is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

99      Press release dated July 23, 2002 from YUM! Brands, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC. (Registrant)

Date: July 24, 2002	/s/ Brent A. Woodford
Vice President and Controller
(Principal Accounting Officer)

YUM! BRANDS, INC. REPORTS SECOND-QUARTER ONGOING OPERATING
EARNINGS OF $0.45 PER SHARE, UP 24% FROM A YEAR AGO

•  RAISES FULL-YEAR 2002 ONGOING OPERATING EPS GUIDANCE TO
AT LEAST $1.88 FROM THE PREVIOUS RANGE OF $1.82-$1.85

•  REPORTS JUNE/JULY (PERIOD 7) SALES: U.S. BLENDED
SAME-STORE SALES INCREASED 3%, INTERNATIONAL SYSTEM SALES
INCREASED 14% PRIOR TO FOREIGN EXCHANGE CONVERSION

LOUISVILLE, Ky. (July 23, 2002) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the second quarter ended June 15, 2002.

Highlights of the second quarter:

  International revenues grew a record 18% and international ongoing operating profit increased 47%, both in U.S. dollar terms.
  Worldwide restaurant margin increased 2.2 percentage points to 16.7%, a record high level.

                                           Financial Highlights
                                 ($ Millions Except Per Diluted Share Amounts)

                                             % Change                     % Change
                                                Vs.                          Vs.
                                  Q2        Prior Year         YTD       Prior Year
                             ----------   -------------   ----------   -------------
System Sales                    5,458            7           10,701           6
Revenues                        1,767           10            3,381           9
Ongoing Operating Earnings       143            28             267           34
     As % of Revenue             8.1%        +1.2 ppts        7.9%        +1.5 ppts
====================================================================================
Ongoing Operating EPS            0.45           24            0.86           30
====================================================================================
Net Facility Actions EPS        (0.02)          NM           (0.05)          NM
Unusual Items EPS                0.02           NM            0.04           NM
Reported EPS                     0.45           17            0.85           25

David C. Novak, Chairman and CEO said, "Yum! Brands had an outstanding first half, and we expect continued earnings growth for the balance of the year. Our second-quarter results were even better than expected, driven by exceptional performance at our international business and Taco Bell.

"International revenues grew at a record rate of 18%, and international ongoing operating profits increased 47%. U.S. blended company same-store sales increased 3%, and U.S. ongoing operating profit grew 16%. Taco Bell led the way with 8% company same-store sales growth.

"We also continued to make significant progress in executing our innovative and unique multibranding strategy where we offer our customers the choice of two great brands in one restaurant. To this end, we successfully completed the acquisition of the Long John Silver's and A&W restaurant brands. The addition of these two brands more than triples the long-term opportunities for multibranded locations in the U.S. to more than 13,000 restaurants. Combinations of these two brands with KFC and Taco Bell on average drive 20% to 30% increases in sales and at least a 30% increase in average unit cash flow.

"Importantly, we are steadily improving restaurant operations and our customer satisfaction measures. We have successfully launched our global Customer Mania initiative with the objective of training our 725,000 system team members globally in customer satisfaction skills each and every quarter, every year. We believe our operational focus will improve our customers' experiences and allow us to drive sales results.

"For the third quarter, we expect ongoing operating EPS to grow at a low- to mid-teens rate resulting in a range of $0.45 to $0.47 per share. Given both the strength of our results in the first half of 2002 and our outlook for the third quarter, we are raising our full-year 2002 ongoing operating EPS guidance from a range of $1.82-$1.85 to at least $1.88."

Following is an update on Yum! Brands' business segments and key drivers, which include global expansion, portfolio of leading U.S. brands, multibranding, franchise fees and cash generation and returns:

INTERNATIONAL BUSINESS PERFORMANCE

                                      Q2                                  Year to Date
                     --------------------------------------   -----------------------------------------
                                            Inc/(Dec)                                 Inc/(Dec)
                                         ------------------                      ----------------------
 ($ millions)         2002    2001     Reported  Excl F/x(a)   2002    2001    Reported   Excl F/x(a)
                     ------  ------   ---------  -----------  ------  ------  ----------  -------------
 Revenue              567     481       +18%        +19%      1,047    917      +14%          +16%

 Restaurant Margin   16.0%   12.1%    +3.9ppts    +3.9ppts    15.7%   13.3%   +2.4ppts      +2.4ppts

 Ongoing Operating     86     58        +47%        +50%       168     132      +27%          +31%
 Profit
  Prior to foreign exchange conversion to U.S. dollars.

In the second quarter and year to date for Yum! Brands' international business, net new-restaurant development was the primary driver of revenue growth.

For the full year 2002, the company expects, in U.S. dollar terms, international revenues to grow at a low- to mid-teens rate and ongoing operating profit to grow at least 20%. Based on current foreign currency rates, the company expects an approximate neutral to slightly positive impact of foreign currency conversion on ongoing operating profit for the year. The Australian dollar, British pound sterling, Canadian dollar, Chinese renminbi, Japanese yen, Korean won, and Mexican peso are all important currencies in the company's international business.

UNITED STATES PORTFOLIO PERFORMANCE

                                       Q2                             Year to Date
                           -------------------------------    -------------------------------
($ millions)                  2002      2001    Inc/(Dec)         2002    2001     Inc/(Dec)

U.S. Portfolio                 +3%      +1%        NM             +4%     Even        NM
Same-Store Sales(a)

Revenue                       1,200    1,124       +7%           2,334    2,194       +6%

Restaurant Margin             17.0%    15.6%    +1.4ppts         16.4%    14.7%    +1.7ppts

Ongoing Operating Profit       199      172       +16%            374      312       +20%
  Includes company same-store sales growth for KFC, Pizza Hut, and Taco Bell.

In the second quarter for Yum! Brands' U.S. portfolio, blended same-store sales at company restaurants increased 3% and consisted of an 8% increase at Taco Bell, a 3% increase at KFC, and a 3% decrease at Pizza Hut. An increase in system-wide blended same-store sales drove 3 percentage points of revenue growth, and the acquisition of Long John Silver's and A&W contributed 4 percentage points of revenue growth. The acquisition occurred during Week 7 of the 12-week second quarter.

Year to date, blended portfolio same-store sales at company restaurants increased 4% and consisted of an 8% increase at Taco Bell, a 4% increase at KFC, and same-store sales that were even with last year at Pizza Hut. Increases in system-wide blended same-store sales drove revenue growth.

For the full year 2002, the company expects U.S. blended company same-store sales growth of 3%, U.S. revenues to increase 9% to 10% and U.S. ongoing operating profit to increase at a high single-digit rate. The company expects the acquisition of Long John Silver's and A&W to contribute 6 to 7 percentage points of revenue growth on a full-year basis. Additionally, for the U.S. business, the company expects the adoption of SFAS 142 to contribute 2 to 3 percentage points and the acquisition of Long John Silver's and A&W to contribute 1 to 2 percentage points of ongoing operating profit growth on a full-year basis.

WORLDWIDE NEW-RESTAURANT DEVELOPMENT

                                            Q2    Year to Date
New Restaurant Openings(a)
  Worldwide                                270        506
  International                            190        361
  United States                             80        145
Restaurant Net Growth Vs. Q2 2001(a)(b)
  Worldwide                                            2%
  International                                        6%
  United States                                       (1)%
  Excluding licensed locations
  Excludes the impact of the Long John Silver's and A&W acquisition

Restaurant growth in the company's four high-growth international markets - China, Mexico, Korea, and the U.K. - drove worldwide and international net restaurant growth versus second-quarter 2001. Versus second-quarter 2001, net restaurant growth was 40% in China, 13% in Korea, 12% in Mexico, and 9% in the U.K.

One point not reflected, which primarily affects U.S. net restaurant-growth statistics, is the impact of multibranding on our U.S. restaurant system. Multibrand conversions, while increasing the sales and points of distribution of the added brand, result in no additional unit counts. Though no additional unit counts are realized, these conversions generally drive significant increases in same-store sales and result in upgraded, new-image restaurants for the U.S. business. Similarly, a newly opened multibrand unit, while increasing sales and points of distribution of two brands, results in just one additional unit count.

For the full-year 2002, we expect 5% to 6% net growth in international restaurants and no change in the U.S. This forecast excludes licensed locations.

MULTIBRANDING

                                                Q2     Year to Date

System-wide Multibrand Net Additions(a)         52          89
Total System-wide Multibrand Restaurants(b)                1,757
  Excludes the acquisition of 133 Long John Silver's/A&W multibranded restaurants
  Includes the acquisition of 133 Long John Silver's/A&W multibranded restaurants

In the quarter, U.S. net additions totaled 47 and international five. In the U.S., company and franchise net additions were 27 and 20 respectively. About 50% of the U.S. multibrand additions represented conversions of existing single-brand restaurants, and 50% represented new-restaurant openings.

Our multibranding program with KFC and Taco Bell partnering with Long John Silver's and A&W continues to grow with 14 additions completed during the quarter. Results remain very strong with average unit volume increases of 20% to 30%.

In 2002, Yum! Brands continues to expect to add at least 325 company and franchise multibranded restaurants through new-restaurant openings and conversions of existing restaurants. About 60% of these additions are expected to be conversions of single-brand restaurants to multibrands and 40% are expected to be new multibrand restaurants.

FRANCHISE FEES

                                                    Q2      Year to Date

Franchise Restaurant Net Growth Vs. Q2 2001(a)                  +1%

Franchise Fees ($ millions)(b)                     196          384

    Growth Vs. 2001                                +3%          +4%
  Includes joint ventures, excludes licensed restaurants and the Long John Silver's and A&W acquisition
  Includes joint ventures, licensed restaurants and the Long John Silver's and A&W acquisiton

In the second quarter and year to date, positive worldwide franchise same-store sales growth drove franchise-fee growth. Foreign currency translation negatively impacted year-over-year growth for the second quarter and year to date by one percentage point. The acquisition of Long John Silver's and A&W contributed one percentage point of franchise-fee growth in the second quarter and on a year-to-date basis.

For the full year 2002, the company expects franchise fees to grow to at least $850 million.

CASH GENERATED

($ millions)                                        Q2      Year to Date

Cash Flow from Ongoing Operations(a)               223          425
Cash Generated                                     367          624
Capital Spending and Acquisitions(b)               170          284
  Ongoing operating earnings (after interest and tax expense) plus depreciation and amortization.
  Excludes the acquisition of Long John Silver's and A&W

Cash generated for the second quarter included $53 million of employee stock-option proceeds.

For 2002, the company expects cash flow from ongoing operations to exceed $925 million, which more than funds capital-expenditure needs of an estimated $800 million. Additionally, the company expects total cash generated to be nearly $1.2 billion, including $200 million of proceeds from stock-option exercises and $65 million from after-tax refranchising proceeds.

THIRD-QUARTER 2002 OUTLOOK

The company expects to earn $0.45 to $0.47 in ongoing operating EPS.

Projected factors contributing to the company's EPS expectations are . . .

  International system-sales growth of 8% to 9% in U.S. dollar terms, or 7% to 8% prior to foreign exchange conversion. Revenue growth at a low- to mid-teens rate in both U.S. dollars and prior to foreign exchange conversion.

  International ongoing operating profit growth of at least 20% in U.S. dollar terms or 17% prior to foreign currency conversion.

  U.S. portfolio blended company same-store sales of 2% to 3%. Revenue growth of 16% to 17%. The Long John Silver's and A&W acquisition contributes 13 to 14 percentage points of growth for the quarter.

  U.S. ongoing operating profit growth of at least 15%. The Long John Silver's and A&W acquisition contributes 4 percentage points of growth.

  Worldwide company restaurant margin up at least 1.0 percentage point versus last year including a projected 0.5 percentage-point benefit from the adoption of SFAS 142.

  General and administrative expenses up 15% in U.S. dollar terms versus last year, up 5% versus last year excluding the Long John Silver's and A&W acquisition. Timing of spending on strategic initiatives such as the development of international markets, expansion of our multibranding program, and operational improvement initiatives are driving increased spending versus last year in the quarter.

  Interest expense up $4 million versus last year; down slightly versus last year excluding the Long John Silver's and A&W acquisition.

  Ongoing operating tax rate of 31% to 32%.

  Diluted average shares outstanding of about 311 to 313 million, up 5 to 7 million shares or about 2% higher versus last year.

YEAR-2002 OUTLOOK

Yum! Brands now expects to earn at least $1.88 of ongoing operating EPS for the full year. Our previous guidance was $1.82-$1.85 of ongoing operating EPS.

JUNE/JULY (PERIOD 7) SALES

Estimated U.S. portfolio blended same-store sales at company restaurants increased 3% during the four-week period ended July 13, 2002 (Period 7). For the comparable four-week period, U.S. same-store sales increased 9% at Taco Bell and 3% at KFC and decreased 2% at Pizza Hut.

For Period 7, International system sales increased 14% prior to foreign currency conversion or 15% after conversion to U.S. dollars. Year-to-date international system sales increased 10% prior to foreign currency conversion or 7% after conversion to U.S. dollars.

Same-store sales results for Period 8, 2002 (primarily the latter half of July and first half of August for the U.S. business), will be released Thursday, August 15, 2002, prior to the Market's opening.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, anticipate, believe, plan and other similar terminology. These "forward-looking" statements reflect management's current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Factors that can cause actual results to differ materially include: changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences, spending patterns and demographic trends; the effectiveness of our operating initiatives and advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our refranchising strategy; the ongoing business viability of our franchise and license operators; our ability to secure alternative distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; our actuarially determined casualty loss estimates; changes in legislation and governmental regulation; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands' financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Yum! Brands, Inc. will hold a conference call to review the company's operating and financial performance at 9:00 a.m. EDT Wednesday, July 24, 2002.

For U.S. callers, the number is 877/815-2029. For international callers, the number is 706/645-9271.

The call will be available for playback beginning Wednesday, July 24, at noon EDT through Friday, August 9, at midnight EDT. To access the playback, dial 800/642-1687 in the U.S.A. and 706/645-9291 internationally. The playback pass code is 4602718.

The call and the playback can be accessed via the Internet by visiting Yum! Brands' Web site: www.yum.com and selecting "2nd Quarter Earnings Web Cast." (Windows Media Player is required, which can be downloaded at no charge from the following link: http://www.microsoft.com/windows/windowsmedia/players.asp. The process could take several minutes.)

Analysts are invited to contact

Tim Jerzyk, Vice President Investor Relations at 502/874-2543
Scott Colosi, Director Investor Relations at 502/874-8918

Members of the media are invited to contact

Amy Sherwood, Vice President Public Relations at 502/874-8200

Individual shareholders are invited to contact

Scott Colosi, Director Investor Relations at 502/874-8918

Yum! Brands, Inc.
Condensed Consolidated Statements of Income
(amounts in millions, except per share amounts)
(unaudited)

                                          12 Weeks Ended                       24 Weeks Ended
                                     ------------------------  % Change    --------------------   % Change
                                      6/15/02       6/16/01    B/(W) (a)   6/15/02      6/16/01   B/(W) (a)
                                     -----------  -----------  ---------  ----------  ----------  ---------
Revenues
Company sales                        $   1,571    $   1,416      11       $   2,997   $   2,742       9
Franchise and license fees                 196          189       3             384         369       4
                                     -----------   ----------             ----------  ----------
Revenues                                 1,767        1,605      10           3,381       3,111       9
                                     -----------  -----------             ----------  ----------

Costs and expenses, net
Company restaurants
  Food and paper                           482          442      (9)            921         852      (8)
  Payroll and employee benefits            422          390      (8)            817         761      (7)
  Occupancy and other operating
    expenses                               405          378      (7)            774         737      (5)
                                     -----------  -----------             ----------  ----------
                                         1,309        1,210      (8)          2,512       2,350      (7)

General and administrative expenses        215          190     (12)            397         363      (9)
Franchise and license expenses(b)            9           17      46              19          34      43
Other (income) expense(c)                   (8)          (5)     60             (13)         (9)     43
Facility actions net loss (gain)(d)         10          (18)     NM              19         (16)     NM
Unusual items (income) (e)                  (9)          (4)     NM             (20)         (2)     NM
                                     -----------  -----------             ----------  ----------
Total costs and expenses, net            1,526        1,390     (10)          2,914       2,720      (7)
                                     -----------  -----------             ----------  ----------
Operating profit                           241          215      13             467         391      20
Interest expense, net                       33           37       8              67          76      11
                                     -----------  -----------             ----------  ----------
Income before income taxes                 208          178      17             400         315      27
Income tax provision                        68           62      (9)            136         111     (23)
                                      ----------  -----------             ----------  ----------
Net income(f)                              140    $     116      21             264    $    204      29
                                     ===========  ===========             ==========  ==========
Basic EPS Data(g)
  EPS                                $    0.47    $    0.40      19       $    0.89    $   0.70      29
                                     ===========  ===========             ==========  ==========
  Average shares outstanding               297          294      (1)            296         294      (1)
                                     ===========  ===========             ==========  ==========
Diluted EPS Data(g)
  EPS                                $    0.45    $    0.38      17       $    0.85    $   0.68      25
                                     ===========  ===========             ==========  ==========
  Average shares outstanding               314          304      (3)            312         303      (3)
                                     ===========  ===========             ==========  ==========

See accompanying notes.

Yum! Brands, Inc.
WORLDWIDE Ongoing Operating Results
(amounts in millions, except per share amounts)
(unaudited)

                                           12 Weeks Ended                          24 Weeks Ended
                                     ------------------------    % Change      ---------------------     % Change
                                       6/15/02      6/16/01      B/(W)(a)      6/15/02     6/16/01       B/(W)(a)
                                     -----------  -----------  ------------  ----------  ----------- ---------------

System sales                         $   5,458    $   5,114         7        $ 10,701    $  10,093          6
                                     ===========  ===========                ==========  ===========

Company sales                        $   1,571    $   1,416        11        $  2,997    $   2,742          9
Franchise and license fees                 196          189         3             384          369          4
                                     -----------  -----------                ----------  -----------
   Revenues                              1,767        1,605        10           3,381        3,111          9
                                     -----------  -----------                ----------  -----------

Company restaurants
   Food and paper                          482          442        (9)            921          852         (8)
   Payroll and employee benefits           422          390        (8)            817          761         (7)
   Occupancy and other operating
      expenses                             405          378        (7)            774          737         (5)
                                     -----------  -----------                ----------  -----------
                                         1,309        1,210        (8)          2,512        2,350         (7)
General and administrative expenses        215          190       (12)            397          363         (9)
Franchise and license expenses(b)            9           17        46              19           34         43
Other (income)(c)                           (8)          (5)       60             (13)          (9)        43
                                     -----------  -----------                ----------  -----------
Ongoing operating profit(f)(h)             242          193        26             466          373         25
Interest expense, net                       33           37         8              67           76         11
Income tax provision                        66           45       (48)            132           98        (36)
                                     -----------  -----------                ----------  -----------
ONGOING OPERATING EARNINGS(h)        $     143    $     111        28        $    267    $     199         34
                                     ===========  ===========                ==========  ===========

ONGOING OPERATING EPS(f)(g)(h)       $    0.45    $    0.36        24        $   0.86    $    0.66         30
                                     ===========  ===========                ==========  ===========
Average shares outstanding -
  diluted(g)                               314          304        (3)            312          303         (3)
                                     ===========  ===========                ==========  ===========
Ongoing operating tax rate                31.8%        28.8%     (3.0) ppts.     33.2%        32.8%      (0.4) ppts.
                                     ===========  ===========                ==========  ===========

Company sales                            100.0%       100.0%                    100.0%       100.0%
Food and paper                            30.7         31.2       0.5 ppts.      30.7         31.1        0.4 ppts.
Payroll and employee benefits             26.9         27.6       0.7 ppts.      27.3         27.7        0.4 ppts.
Occupancy and other operating
  expenses                                25.7         26.7       1.0 ppts.      25.8         26.9        1.1 ppts.
                                     -----------  -----------                ----------  -----------
Restaurant margin(f)                      16.7%        14.5%      2.2 ppts.      16.2%        14.3%       1.9 ppts.
                                     ===========  ===========                ==========  ===========

Reconciliation of Ongoing Operating Profit to Reported Operating Profit
-------------------------------------------------------------------------------------------------------------------
U.S. ongoing operating profit        $     199    $     172        16        $    374    $     312         20
International ongoing operating
   profit                                   86           58        47             168          132         27
Unallocated and corporate expense          (43)         (36)      (17)            (76)         (69)        (9)
Foreign exchange (loss)                      -           (1)       NM               -           (2)        NM
                                     -----------  -----------                ----------  -----------
Ongoing operating profit             $     242    $     193        26        $    466    $     373         25
Facility actions net (loss) gain(d)        (10)          18        NM             (19)          16         NM
Unusual items income (expense) (e)           9            4        NM              20            2         NM
                                     -----------  -----------                ----------  -----------
Reported operating profit            $     241    $     215        13        $    467     $     391        20
                                     ===========  ===========                ==========  ===========

Yum! Brands, Inc.
UNITED STATES Ongoing Operating Results
(amounts in millions)
(unaudited)

                                      12 Weeks Ended                          24 Weeks Ended
                                 ------------------------   % Change      ----------------------   % Change
                                   6/15/02      6/16/01     B/(W)(a)        6/15/02     6/16/01     B/(W)(a)
                                 -----------  -----------  -----------   -----------  ----------  -------------

System sales                     $   3,590    $   3,381         6        $   7,017    $  6,610         6
                                 ===========  ===========                ===========  ==========
Company sales                    $   1,069    $     997         7        $   2,079    $  1,949         7
Franchise and license fees             131          127         2              255         245         4
                                 -----------  -----------                -----------  ----------
  Revenues                           1,200        1,124         7            2,334       2,194         6
                                 -----------  -----------                -----------  ----------
Company restaurants
  Food and paper                       300          285        (5)             586         558        (5)
  Payroll and employee benefits        330          306        (8)             644         602        (7)
  Occupancy and other operating
     expenses                          258          250        (4)             509         502        (1)
                                 -----------  -----------                -----------  ----------
                                       888          841        (6)           1,739       1,662        (5)
General and administrative
   expenses                            107           99        (8)             206         192        (7)
Franchise and license
   expenses(b)                           6           12        45               15          28        45
                                 -----------  -----------                -----------  ----------
Ongoing operating profit(f)      $     199    $     172        16        $     374    $    312        20
                                 ===========  ===========                ===========  ==========

Company sales                        100.0%       100.0%                     100.0%      100.0%
Food and paper                        28.0         28.6       0.6 ppts.       28.1        28.6       0.5 ppts.
Payroll and employee benefits         30.8         30.8         -             31.0        30.9      (0.1) ppts.
Occupancy and other operating
   expenses                           24.2         25.0       0.8 ppts.       24.5        25.8       1.3 ppts.
                                 -----------  -----------                -----------  ----------
Restaurant margin(f)                  17.0%        15.6%      1.4 ppts.       16.4%       14.7%      1.7 ppts.
                                 ===========  ===========                ===========  ==========

Yum! Brands, Inc.
INTERNATIONAL Ongoing Operating Results
(amounts in millions)
(unaudited)

                                         12 Weeks Ended                         24 Weeks Ended
                                   ------------------------  % Change      ----------------------  % Change
                                    6/15/02       6/16/01     B/(W)(a)      6/15/02     6/16/01    B/(W)(a)
                                   -----------  -----------  ------------  ----------  ----------  -----------

System sales                       $   1,868    $   1,733         8        $  3,684    $  3,483         6
                                   ===========  ===========                ==========  ==========

Company sales                      $     502    $     419        20        $    918    $    793        16
Franchise and license fees                65           62         5             129         124         4
                                   -----------  -----------                ----------  ----------
  Revenues                               567          481        18           1,047         917        14
                                   -----------  -----------                ----------  ----------
Company restaurants
  Food and paper                         182          157       (17)            335         294       (14)
  Payroll and employee benefits           92           84       (10)            173         159        (9)
  Occupancy and other operating
     expenses                            147          128       (14)            265         235       (12)
                                   -----------  -----------                ----------  ----------
                                         421          369       (14)            773         688       (12)
General and administrative
   expenses                               65           55       (16)            115         102       (12)
Franchise and license expenses(b)          3            5        48               4           6        35
Equity income from investments in
   unconsolidated affiliates              (8)          (6)       18             (13)        (11)       17
                                   -----------  -----------                ----------  ----------
Ongoing operating profit(f)        $      86    $      58        47        $    168    $    132        27
                                   ===========  ===========                ==========  ==========

Company sales                          100.0%       100.0%                    100.0%      100.0%
Food and paper                          36.5         37.4       0.9 ppts.      36.6        37.1       0.5 ppts.
Payroll and employee benefits           18.4         19.9       1.5 ppts.      18.9        20.0       1.1 ppts.
Occupancy and other operating
   expenses                             29.1         30.6       1.5 ppts.      28.8        29.6       0.8 ppts.
                                   -----------  -----------                ----------  ----------
Restaurant margin(f)                    16.0%        12.1%      3.9 ppts.      15.7%       13.3%      2.4 ppts.
                                   ===========  ===========                ==========  ==========

Notes To The Condensed Consolidated Statements of Income and Ongoing Operating Results
(amounts in millions, except per share amounts)

  Percentages may not recompute due to rounding.

  Franchise and license expenses include provisions for estimated uncollectible fees, franchise and license marketing funding, amortization expense for franchise-related intangible assets and certain other direct incremental franchise and license-support costs. Franchise and license expenses also include rent income from subleasing restaurants to franchisees net of the related occupancy costs.

  Other (income) expense included the following:

                                                12 Weeks Ended           24 Weeks Ended
                                          ----------------------  ----------------------
                                           6/15/02     6/16/01     6/15/02     6/16/01
                                          ----------  ----------  ----------  ----------
      Equity income from investments in
         unconsolidated affiliates        $     (8)   $     (6)   $    (13)   $    (11)
      Foreign exchange net loss                  -           1           -           2
                                          ----------  ----------  ----------  ----------
      Total other (income) expense        $     (8)   $     (5)   $    (13)   $     (9)
                                          ==========  ==========  ==========  ==========
  Facility actions net loss (gain) included the following:

                                                12 Weeks Ended           24 Weeks Ended
                                          ----------------------  ----------------------
                                           6/15/02     6/16/01     6/15/02     6/16/01
                                          ----------  ----------  ----------  ----------
      Refranchising net loss (gain)       $     (3)   $    (31)   $     (6)   $    (35)
      Store closure costs                        5           4          13           6
      Store impairment charges                   8           9          12          13
                                          ----------  ----------  ----------  ----------
      Facility actions net loss (gain)    $     10    $    (18)   $     19    $    (16)
                                          ==========  ==========  ==========  ==========
  Unusual items income of $9 million and $20 million in the second quarter and year-to-date 2002 primarily resulted from recoveries related to the AmeriServe bankruptcy reorganization process.

  Unusual items income of $4 million and $2 million in the second quarter and year-to-date 2001 primarily included settlement of certain wage-and-hour litigation for amounts less than previously estimated, net of costs to defend this litigation.

  Effective December 30, 2001, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") in its entirety. In accordance with the requirements of SFAS 142, we ceased amortization of goodwill and indefinite-lived intangibles as of December 30, 2001. The following table summarizes the favorable effect of SFAS 142 on restaurant margin and ongoing operating profit had SFAS 142 been effective in the second quarter and year-to-date of 2001:

                                                          12 Weeks Ended 6/16/01
                                 ---------------------------------------------------------------
                                      U.S.        International     Unallocated      Worldwide
                                 ---------------  ---------------  ------------  ---------------

     Restaurant profit           $       5        $      2         $      -      $       7
                                 ===============  ===============  ============  ===============
     Restaurant margin(%)              0.5 ppts.       0.6 ppts.          -            0.5 ppts.
     Ongoing operating profit    $       5        $      3         $      -      $       8
                                 ===============  ===============  ============  ===============

                                                          24 Weeks Ended 6/16/01
                                 ---------------------------------------------------------------
                                      U.S.        International     Unallocated      Worldwide
                                 ---------------  ---------------  ------------  ---------------
     Restaurant profit           $       9        $      4         $      -      $      13
                                 ===============  ===============  ============  ===============
     Restaurant margin(%)              0.5 ppts.       0.6 ppts.          -            0.5 ppts.
     Ongoing operating profit    $      10        $      6         $      -      $      16
                                 ===============  ===============  ============  ===============

  Additionally, if SFAS 142 had been effective for the second quarter and year-to-date 2001, reported net income would have increased approximately $6 million and $11 million, respectively, and ongoing operating EPS on a post-split basis would have increased $0.02 and $0.04, respectively.

  Per share and share amounts have been adjusted to reflect the two-for-one stock split distributed June 17, 2002.

  Ongoing operating profit, ongoing operating earnings and ongoing operating EPS are not measures defined by accounting principles generally accepted in the United States of America and should not be considered in isolation or as a substitute for measures of performance in accordance with accounting principles generally accepted in the United States of America.

Yum! Brands, Inc.
Cash Generation/Use(a)
(amounts in millions)
(unaudited)

                                                         12 Weeks Ended           24 Weeks Ended
                                                 -------------------------   -------------------------
                                                    6/15/02       6/16/01       6/15/02       6/16/01
                                                 -----------   -----------   -----------   -----------

          Ongoing operating earnings             $     143     $     111     $     267     $     199

          Depreciation and amortization                 80            85           158           158
                                                 -----------   -----------   -----------   -----------

             Cash flow from ongoing operations         223           196           425           357

          Refranchising proceeds, after tax              4            36            21            49

          AmeriServe                                    12            28            28            91

          Employee stock-option proceeds                53            10            99            20

          Other                                         75             -            51             -
                                                 -----------   -----------   -----------   -----------

             Total cash generated                      367           270           624           517
                                                 -----------   -----------   -----------   -----------

          Capital spending                             160           109           273           203

          Acquisition of Yorkshire Global
             Restaurants, Inc.                         271             -           271             -

          Acquisitions of restaurants from
             franchisees                                10            53            11           102

          Debt (proceeds) repayments, net             (167)           51           (58)           31

          Share repurchase                              60            11            68            21

          Other                                          -            21             -           110
                                                 -----------   -----------   -----------   -----------

             Total cash uses                           334           245           565           467
                                                 -----------   -----------   -----------   -----------

          Net increase in cash                   $      33     $      25     $      59     $      50
                                                 ===========   ===========   ===========   ===========
  This presentation of cash generation/use is not intended to be a substitute for cash flows reported in conformity with accounting principles generally accepted in the United States of America.

Yum! Brands, Inc.
Restaurant Unit Activity Summary
For the 24 Weeks Ended June 15, 2002
(unaudited)

                                                 United States
          ---------------------------------------------------------------------------------------------
                                                                    Total
                                                                   Excluding
                                          Company   Franchisees    Licensees   Licensees    Total Units
                                        ----------  ------------  -----------  -----------  -----------
          Pizza Hut U.S.
          Balance at December 29, 2001      1,745        4,824        6,569        1,150        7,719
            New Builds                        27            29           56           41           97
            Acquisitions                       -             -            -            -            -
            Refranchising & Licensing          -             -            -            -            -
            Closures & Divestitures          (27)          (68)         (95)         (59)        (154)
            Other                              -             -            -            -            -
                                        ----------  ------------  -----------  -----------  -----------
          Balance at June 15, 2002         1,745         4,785        6,530        1,132        7,662
                                        ==========  ============  ===========  ===========  ===========
          % of Total                         23%           62%          85%          15%         100%

          Taco Bell U.S.
          Balance at December 29, 2001     1,265        3,828         5,093        1,351        6,444
            New Builds                         7           19            26           12           38
            Acquisitions                      21          (21)            -            -            -
            Refranchising & Licensing          -            -             -            -            -
            Closures & Divestitures          (10)         (49)          (59)         (93)        (152)
            Other(a)                           -            -             -          (30)         (30)
                                        ----------  ------------  -----------  -----------  -----------
          Balance at June 15, 2002         1,283        3,777         5,060        1,240        6,300
                                        ==========  ============  ===========  ===========  ===========
          % of Total                         20%           60%           80%         20%         100%

          KFC U.S.
          Balance at December 29, 2001     1,274         4,081        5,355           44        5,399
            New Builds                        30            33           63            2           65
            Acquisitions                       2           (2)            -            -            -
            Refranchising & Licensing        (39)           39            -            -            -
            Closures & Divestitures          (13)         (31)          (44)           -          (44)
            Other                              -             -            -            -            -
                                        ----------  ------------  -----------  -----------  -----------
          Balance at June 15, 2002         1,254         4,120        5,374           46        5,420
                                        ==========  ============  ===========  ===========  ===========
          % of Total                         23%           76%          99%           1%         100%

          Long John Silver's U.S.
          Balance at December 29, 2001         -             -            -            -            -
            New Builds                         -             -            -            -            -
            Acquisitions(b)                  742           470        1,212            -        1,212
            Refranchising & Licensing          -             -            -            -            -
            Closures & Divestitures            -             -            -            -            -
            Other                              -             -            -            -            -
                                        ----------  ------------  -----------  -----------  -----------
          Balance at June 15, 2002           742           470        1,212            -        1,212
                                        ==========  ============  ===========  ===========  ===========
          % of Total                         61%           39%         100%            -         100%

          A&W U.S.
          Balance at December 29, 2001         -            -             -            -            -
            New Builds                         -            -             -            -            -
            Acquisitions(b)                  127          558           685            -          685
            Refranchising & Licensing          -            -             -            -            -
            Closures & Divestitures            -            -             -            -            -
            Other                              -            -             -            -            -
                                        ----------  ------------  -----------  -----------  -----------
          Balance at June 15, 2002           127          558           685            -          685
                                        ==========  ============  ===========  ===========  ===========
          % of Total                         19%           81%         100%            -         100%

Yum! Brands, Inc.
Restaurant Unit Activity Summary
For the 24 Weeks Ended June 15, 2002
(unaudited)

                                                  International
 ----------------------------------------------------------------------------------------------------------
                                                                           Total
                                          Unconsolidated                 Excluding                 Total
                                Company     Affiliates    Franchisees    Licensees    Licensees    Units
                              ----------  --------------  ------------  -----------  -----------  ---------

Pizza Hut International
Balance at December 29, 2001       763         860             2,480        4,103          169      4,272
  New Builds                        30          23                78          131            -        131
  Acquisitions                       -          38               (38)           -            -          -
  Refranchising & Licensing         (2)         (1)                3            -            -          -
  Closures & Divestitures          (16)         (6)              (66)         (88)         (10)       (98)
  Other                             (7)          -                 -           (7)           -         (7)
                              ----------  --------------  ------------  -----------  -----------  ---------
Balance at June 15, 2002           768         914             2,457        4,139          159      4,298
                              ==========  ==============  ============  ===========  ===========  =========
% of Total                         18%         21%               57%          96%           4%       100%

Taco Bell International
Balance at December 29, 2001        39          31               140          210           29        239
  New Builds                         -           1                 4            5            1          6
  Acquisitions                       -           -                 -            -            -          -
  Refranchising & Licensing          -           -                 -            -            -          -
  Closures & Divestitures           (1)         (3)               (2)          (6)           -         (6)
  Other(a)                           -           -                 -            -           30         30
                              ----------  --------------  ------------  -----------  -----------  ---------
Balance at June 15, 2002            38          29               142          209           60        269
                              ==========  ==============  ============  ===========  ===========  =========
% of Total                         14%         11%               53%          78%          22%       100%

KFC International
Balance at December 29, 2001     1,349       1,109             3,910        6,368           48      6,416
  New Builds                       101          33                91          225            1        226
  Acquisitions                       -           -                 -            -            -          -
  Refranchising & Licensing         (6)         (7)               13            -            -          -
  Closures & Divestitures          (18)         (5)              (54)         (77)          (3)       (80)
  Other                             (1)          -                 -           (1)           -         (1)
                              ----------  --------------  ------------  -----------  -----------  ---------
Balance at June 15, 2002         1,425       1,130             3,960        6,515           46      6,561
                              ==========  ==============  ============  ===========  ===========  =========
% of Total                         22%         17%               60%          99%           1%        100%

Long John Silver's
   International
Balance at December 29, 2001         -           -                 -            -            -          -
  New Builds                         -           -                 -            -            -          -
  Acquisitions(b)                    -           -                26           26            -         26
  Refranchising & Licensing          -           -                 -            -            -          -
  Closures & Divestitures            -           -                 -            -            -          -
  Other                              -           -                 -            -            -          -
                              ----------  --------------  ------------  -----------  -----------  ---------
Balance at June 15, 2002             -           -                26           26            -         26
                              ==========  ==============  ============  ===========  ===========  =========
% of Total                           -           -              100%         100%            -        100%

A&W International
Balance at December 29, 2001         -           -                 -            -            -          -
  New Builds                         -           -                 -            -            -          -
  Acquisitions(b)                    -           -               184          184            -        184
  Refranchising & Licensing          -           -                 -            -            -          -
  Closures & Divestitures            -           -                 -            -            -          -
  Other                              -           -                 -            -            -          -
                              ----------  --------------  ------------  -----------  -----------  ---------
Balance at June 15, 2002             -           -               184          184            -        184
                              ==========  ==============  ============  ===========  ===========  =========
% of Total                           -           -              100%         100%            -       100%

Yum! Brands, Inc.
Restaurant Unit Activity Summary
For the 24 Weeks Ended June 15, 2002
(unaudited)

                                                                           Total
                                          Unconsolidated                 Excluding                   Total
                                Company      Affiliates    Franchisees    Licensees    Licensees      Units
                              ----------  --------------  ------------  -----------    ---------  -----------

Total U.S.
Balance at December 29, 2001     4,284           -            12,733       17,017        2,545       19,562
  New Builds                        64           -                81          145           55          200
  Acquisitions(b)                  892           -             1,005        1,897            -        1,897
  Refranchising & Licensing        (39)          -                39            -            -            -
  Closures & Divestitures          (50)          -              (148)        (198)        (152)        (350)
  Other                              -           -                 -            -          (30)         (30)
                              ----------  --------------  ------------  -----------    ---------  -----------
Balance at June 15, 2002         5,151           -            13,710       18,861        2,418       21,279
                              ==========  ==============  ============  ===========    =========  ===========
% of Total                         24%           -               65%          89%          11%         100%

Total International
Balance at December 29, 2001     2,151       2,000             6,530       10,681          246       10,927
  New Builds                       131          57               173          361            2          363
  Acquisitions(b)                    -          38               172          210            -          210
  Refranchising & Licensing         (8)         (8)               16            -            -            -
  Closures & Divestitures          (35)        (14)             (122)        (171)         (13)        (184)
  Other                             (8)          -                 -           (8)          30           22
                              ----------  --------------  ------------  -----------    ---------  -----------
Balance at June 15, 2002         2,231       2,073             6,769       11,073          265       11,338
                              ==========  ==============  ============  ===========    =========  ===========
% of Total                         20%         18%               60%          98%           2%         100%

Total Yum!
Balance at December 29, 2001     6,435       2,000            19,263       27,698        2,791       30,489
  New Builds                       195          57               254          506           57          563
  Acquisitions                     892          38             1,177        2,107            -        2,107
  Refranchising & Licensing        (47)         (8)               55            -            -            -
  Closures & Divestitures          (85)        (14)             (270)        (369)        (165)        (534)
  Other                             (8)          -                 -           (8)           -           (8)
                              ----------  --------------  ------------  -----------    ---------  -----------
Balance at June 15, 2002         7,382       2,073            20,479       29,934        2,683       32,617
                              ==========  ==============  ============  ===========    =========  ===========
% of Total                         23%          6%               63%          92%           8%         100%
  Represents licensee units transferred from U.S. to International.
  Includes units that existed at the date of the acquisition of Yorkshire Global Restaurants, Inc. on May 7, 2002.

Yum! Brands, Inc.
Systemwide Multibrand Restaurants
For the 24 Weeks Ended June 15, 2002
(unaudited)

                                           U.S.                 International                Worldwide
                              --------------------------  --------------------------  --------------------------
                              Net Additions               Net Additions               Net Additions
                              -------------               -------------               -------------
                                                Total                       Total                       Total
                                             Multibrand                  Multibrand                   Multibrand
                                 24 Weeks    Restaurants     24 Weeks    Restaurants     24 Weeks    Restaurants
                              Ended 6/15/02     6/15/02   Ended 6/15/02    6/15/02    Ended 6/15/02    6/15/02
                              -------------  -----------  -------------  -----------  -------------  -----------
KFC
   Taco Bell(a)(b)                    5           619             3             54             8            673
   Pizza Hut(a)                       7           127             1             64             8            191
   A&W                               23            94             -              -            23             94
   Taco Bell/Pizza Hut 3 n 1          3            44             1              5             4             49
   Long John Silver's                 2             7             -              -             2              7
   Chock Full o'Nuts                 (3)            -             -              -            (3)             -
   WingWorks(c)                      12            13             -              -            12             13
                              -------------  -----------  -------------  ------------  -------------  -----------
                                     49           904             5            123            54          1,027
Taco Bell
   Pizza Hut(a)                      31           572             2             15            33            587
   Long John Silver's                 1             3             -              -             1              3
   Backyard Burgers                   1             1             -              -             1              1
                              -------------  -----------  -------------  ------------  -------------  -----------
                                     33           576             2             15            35            591
Pizza Hut(d)
   KFC                                -             1             -              -             -              1
   Taco Bell                          -             5             -              -             -              5
                              -------------  -----------  -------------  ------------  -------------  -----------
                                      -             6             -              -             -              6
Long John Silver's(e)
   A&W                              132           132             1              1           133            133
                              -------------  -----------  -------------  ------------  -------------  -----------

Total                               214         1,618             8            139           222          1,757
                              =============  ===========  =============  ============  =============  ===========
  For total multibrand restaurants as of June 15, 2002, we reclassified 19 restaurants from KFC/Taco Bell to KFC/Pizza Hut and one restaurant from KFC/Taco Bell to Taco Bell/Pizza Hut in the International business segment.

  For total multibrand restaurants as of June 15, 2002, we added eight KFC/Taco Bell restaurants to the International business segment, which were previously counted as single-brand restaurants. These restaurants are not included as net additions on a year-to-date basis in 2002.

  For total multibrand restaurants as of June 15, 2002, we added one KFC/WingWorks restaurant to the U.S. business segment, which was previously counted as a single-brand restaurant. This restaurant is not included as a net addition on a year-to-date basis in 2002.

  For total multibrand restaurants as of June 15, 2002, we added one Pizza Hut/KFC and five Pizza Hut/Taco Bell restaurants to the U.S. business segment, which were previously counted as single-brand restaurants. These restaurants are not included as net additions on a year-to-date basis in 2002.

  Includes units that existed at the date of the acquisition of Yorkshire Global Restaurants, Inc. on May 7, 2002.